UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2024

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205	77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City California		94065
(Address of Principal Executive Offices)		(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
3.650% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Equinix, Inc. (the “Company”) is filing this Amendment (this “Amendment”) on Form 8-K/A, to the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on September 13, 2024 (the “Original Report”). The Original Report was filed to report that Scott Crenshaw, the Company’s Executive Vice President and General Manager, Digital Services, would separate from his employment with the Company. The sole purpose of this Amendment is to disclose, in accordance with Item 5.02 of Form 8-K, the date of separation and the terms and conditions of the separation agreement that the Company entered into with Mr. Crenshaw, which had not been finalized at the time of filing of the Original Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Crenshaw’s employment with the Company ceased effective as of September 26, 2024. In connection with the termination of Mr. Crenshaw’s employment, the Company entered into a Separation Agreement and General Release of Claims (the “Agreement”) with Mr. Crenshaw on October 2, 2024. Pursuant to the terms of the Agreement, subject to a customary release of claims, Mr. Crenshaw will receive the compensation and benefits described in the Agreement, which include: (i) an amount equal to one year of his base salary, to be paid in a one-time lump sum cash payment of $450,000; (ii) an amount equal to 100% of his target annual incentive plan bonus for 2024, to be paid in a one-time lump sum cash payment of $405,000; (iii) vesting of the performance-based RSU awards granted to Mr. Crenshaw on February 14, 2023, relating to the Company’s achievement of revenue, AFFO-per-share and digital services revenue goals, pro-rated for the portion of the 2024 calendar year occurring through September 20, 2024; (iv) vesting of the performance-based RSU awards granted to Mr. Crenshaw on March 7, 2024, relating to the Company’s achievement of revenue and AFFO-per-share goals, which award will vest based upon the Company’s actual performance, pro-rated for the portion of the 2024 calendar year occurring through September 20, 2024; (v) vesting of the time-based RSU awards granted to Mr. Crenshaw on February 14, 2023 and March 7, 2024, pro-rated for the portion of the 2024 calendar year occurring through September 20, 2024; and (vi) reimbursement of the portion of the premiums for continued coverage under the Company’s group health plans for Mr. Crenshaw and his eligible dependents that exceeds the employee portion of such premiums for 12 months. Mr. Crenshaw is required to continue to comply with the nonsolicitation, nondisparagement and cooperation obligations set forth in his Change in Control Severance Agreement with the Company.

The foregoing description is not a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended September 30, 2024.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: October 4, 2024	By: /s/ KURT PLETCHER Kurt Pletcher Chief Legal Officer